Exhibit 99.1


                 JOHN DEERE CAPITAL CORPORATION
                        OFFICERS' CERTIFICATE
                     PURSUANT TO SECTION 4.10(a)
                 OF THE SALE AND SERVICING AGREEMENT
         AND SECTION 3(c) OF THE UNDERWRITING AGREEMENTS





    We, James R. Jabanoski and Timur Gok, Treasurer and Assistant Secretary, respectively, of John Deere Capital Corporation, a Delaware corporation (the "Company"), hereby certify for the period from May 27, 1999 to October 31, 1999, that (i) a review has been made under the supervision of each of us of the activities and of the performance of the Company, as Servicer under the Sales and Servicing Agreement dated as of May 15, 1999 among Bankers Trust (Delaware) as Owner Trustee for the John Deere Owner Trust 1999-A, John Deere Receivables, Inc. and the Company (the "Agreement") and attached as Exhibit A hereto is a year-end statement as of October 31, 1999 and (ii) to the best of the knowledge of each of us, based on such review, the Company has fulfilled in all material respects all its obligations under the Agreement throughout such period.

    Dated at Moline, Illinois this 26th day of January 2000.




                            /s/ James R. Jabanoski
                            ---------------------------
                            James R. Jabanoski
                            Treasurer




                            /s/ Timur Gok
                            ---------------------------
                            Timur Gok
                            Assistant Secretary

John Deere Owner Trust 1999-A                         EXHIBIT A
Fiscal Year Ended 31 October 1999 Statement
(Unaudited)                                       (Page 1 of 2)

$167,300,000 Class A-1 4.9988% Asset Backed Notes
    due June 19, 2000
$262,000,000 Class A-2 5.4660% Asset Backed Notes
    due August 15, 2001
$186,000,000 Class A-3 5.9400% Asset Backed Notes
    due October 15, 2002
$146,125,000 Class A-4 6.1200% Asset Backed Notes
    due October 17, 2005
$32,230,000    6.100% Class B Asset Backed Notes
    due October 17, 2005
$12,086,832 Asset Backed Certificates

(1)  Amount of principal paid or
     distributed during the Fiscal Year

     (a)  A-1 Notes:                            $126,753,348.10
          per $1,000 original principal amount:         $757.64

     (b)  A-2 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (c)  A-3 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (d)  A-4 Notes:                                      $0.00
          per $1,000 original principal amount:           $0.00

     (e)  B Notes:                                $5,365,591.42
          per $1,000 original principal amount:         $166.48

     (f)  Certificates:                           $2,012,678.78
          per $1,000 original principal amount:         $166.52

     (g)  Total:                                $134,131,618.30

(2)  Amount of interest being or distributed
     during the Fiscal Year

     (a)  A-1 Notes:                              $2,661,424.16
          per $1,000 original principal amount:          $15.91

     (b)  A-2 Notes:                              $6,842,217.33
          per $1,000 original principal amount:          $26.12

     (c)  A-3 Notes:                              $5,155,920.00
          per $1,000 original principal amount:          $27.72

     (d)  A-4 Notes:                              $4,173,330.00
          per $1,000 original principal amount:          $28.56

     (e)  B Notes:                                  $853,701.96
          per $1,000 original principal amount:          $26.49

John Deere Owner Trust 1999-A                         EXHIBIT A
Fiscal Year Ended 31 October 1999 Statement
(Unaudited)                                        (Page 2 of 2)

     (f)  Certificates:                                   $0.00
          per $1,000 original principal amount:           $0.00

     (g)  Total:                                 $19,686,593.45

(3)  After giving effect to distributions,
     Outstanding Principal at end of Fiscal Year

     (a)  (i)  outstanding principal amount
               of A-1 Notes:                     $40,546,651.90
          (ii) A-1 Note Pool Factor:                  0.2423589

     (b)  (i)  outstanding principal amount
               of A-2 Notes:                    $262,000,000.00
          (ii) A-2 Note Pool Factor:                  1.0000000

     (c)  (i)  outstanding principal amount
               of A-3 Notes:                    $186,000,000.00
          (ii) A-3 Note Pool Factor:                  1.0000000

     (d)  (i)  outstanding principal amount
               of A-4 Notes:                    $146,125,000.00
          (ii) A-4 Note Pool Factor:                  1.0000000

     (e)  (i)  outstanding principal amount
               of B Notes:                       $26,864,408.58
          (ii) B Note Pool Factor:                    0.8335218

     (f)  (i)  Certificate Balance:              $10,074,153.22
          (ii) Certificate Pool Factor:               0.8334817

(4)  Note Value at end of Fiscal Year:          $671,610,214.52

(5)  Pool Balance (excluding accrued interest)
     at end of the Fiscal Year:                 $660,925,134.04

(6)  Amount of Servicing Fee paid during the
     Fiscal Year:                                 $3,712,194.44
     per $1,000 original principal amount:                $4.61

(7)  Amount of Administration Fee paid during
     the Fiscal Year                                    $600.00

(8)  Aggregate Purchase Amounts for the
     Fiscal Year                                          $0.00

(9)  Amount in Reserve Account at end of
     Fiscal Year                                 $14,100,482.07
     Specified Reserve Account Balance at
     end of Fiscal Year                          $14,100,482.07

(10) Aggregate amount of Realized Losses at
     end of Fiscal Year                              $59,056.97

(11) Amount of Payments that are more than
     60 days past due at end of Fiscal Year         $773,072.00

Note: The above amounts reflect the payment for the October 1999 collection period.